UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 19, 2008

Date of Report (Date of earliest event reported)

MONOTYPE IMAGING HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33612	20-3289482
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Unicorn Park Drive

Woburn, Massachusetts 01801

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (781) 970-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On December 19, 2008, Monotype Imaging Holdings Inc. (the “Company”), entered into an Executive Employment Agreement (collectively, the “New Employment Agreements”) with each of Douglas J. Shaw, John L. Seguin, David L. McCarthy, Janet M. Dunlap and Alex N. Braverman (collectively, the “Officers”). Each of the Officers has an existing Executive Employment Agreement (the “Prior Employment Agreements”) with the Company which has been amended and restated to comply with the requirements of Section 409A of the Internal Revenue Code.

Mr. Shaw is the Company’s President and Chief Executive Officer and his New Employment Agreement provides for an annual base salary of $270,000. Mr. Seguin is the Company’s Executive Vice President and his New Employment Agreement provides for an annual base salary of $240,625. Mr. McCarthy is the Company’s Vice President and General Manager, OEM Sales and his New Employment Agreement provides for an annual base salary of $200,096. Ms. Dunlap is the Company’s General Counsel and Secretary and her New Employment Agreement provides for an annual base salary of $216,269. Mr. Braverman is the Company’s Vice President, Finance and Principal Accounting Officer and his New Employment Agreement provides for an annual base salary of $205,000. In addition, the Officers are entitled to participate in any and all medical, pension, profit sharing, dental and life insurance plans and disability income plans, retirement arrangements and other employment benefits, including option plans, that may be available to our other senior executive officers. The New Employment Agreements require the Officers to refrain from competing with us and from hiring our employees for a period of two years following the termination of an Officer’s employment with us for any reason, except that such period shall only last for one year in the event that the Officer terminates his or her employment for good reason or if he or she is terminated by us without cause.

An Officer’s New Employment Agreement continues in effect unless his or her employment is terminated by the Officer or by the Company. In the event that an Officer’s employment is terminated by the Company without cause or by the Officer for “good reason” (as such term is defined in the New Employment Agreement), then the Officer is entitled to receive his or her base salary and all medical and health benefits for 12 months following the termination date. Ms. Dunlap’s Prior Employment Agreement provided for payment of her base salary and continuation of medical and health benefits for a period of six months in such circumstances.

The above description of the New Employment Agreements is a summary and is qualified in its entirety by the New Employment Agreements themselves, which are filed as Exhibit 10.1, 10.2, 10.3, 10.4 and 10.5 to this Current Report on Form 8-K and are incorporated herein by reference.

Other than the New Employment Agreements, there is no arrangement or understanding pursuant to which any Officer was elected as an officer of the Company and there are no family relationships between any Officer and the other directors or executive officers of the Company. Since the beginning of the Company’s last fiscal year, other than the Prior Employment Agreements, no Officer has had any transactions or currently proposed transactions in which such Officer was or is to be a participant in amounts greater than $120,000 and in which any related person had or will have a direct or indirect material interest.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement by and between Douglas J. Shaw and Monotype Imaging Inc., effective December 19, 2008.

10.2	Employment Agreement by and between John L. Seguin and Monotype Imaging Inc., effective December 19, 2008.

10.3	Employment Agreement by and between David L. McCarthy and Monotype Imaging Inc., effective December 19, 2008.

10.4	Employment Agreement by and between Janet M. Dunlap and Monotype Imaging Inc., effective December 19, 2008.

10.5	Employment Agreement by and between Alex N. Braverman and Monotype Imaging Inc., effective December 19, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

MONOTYPE IMAGING HOLDINGS INC.

December 19, 2008	By:	/s/ Douglas J. Shaw
Douglas J. Shaw
President and Chief Executive Officer (Principal Executive Officer)

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